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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Donnelly Corporation
Holland, Michigan

  We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated July 12, 1996, relating to the consolidated financial statements of Hohe GmbH & Co. KG as of March 31, 1996 and May 31, 1996 and for the periods then ended appearing in the Company's Form 8-K/A filing on November 27, 1996.

  We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          BDO BINDER GmbH

Frankfurt am Main
May 14, 1997